Exhibit 1.1

Execution Version

At Home Group Inc.

Common Stock, par value $0.01 per share

Underwriting Agreement

June 11, 2018

Merrill Lynch, Pierce, Fenner & Smith

Incorporated
One Bryant Park

New York, NY 10036

Ladies and Gentlemen:

The stockholders named in Schedule II hereto (collectively, the “Selling Stockholders”) of At Home Group Inc., a Delaware corporation (the “Company”), propose, subject to the terms and conditions stated herein, to sell to the Underwriter named in Schedule I hereto (the “Underwriter”), an aggregate of 8,000,000 shares of common stock, par value $0.01 per share (“Stock”), of the Company (the “Firm Shares”) and, at the election of the Underwriter, up to 1,200,000 additional shares of Stock (the “Optional Shares”) (the Firm Shares and the Optional Shares that the Underwriter elects to purchase pursuant to Section 2 hereof being collectively called the “Shares”).

1.                                      (i) The Company represents and warrants to, and agrees with, the Underwriter and the Selling Stockholders, that:

(a)         A registration statement on Form S-3 (File No. 333-221044) (the “Initial Registration Statement”) in respect of the Shares has been filed with the Securities and Exchange Commission (the “Commission”) not earlier than three years prior to the date hereof; the Initial Registration Statement and any post-effective amendment thereto, each in the form heretofore delivered to the Underwriter, and, excluding exhibits thereto, but including all documents incorporated by reference in the prospectus included therein, to the Underwriter, either became effective on filing or have been declared effective by the Commission in such form; other than a registration statement, if any, increasing the size of the offering (a “Rule 462(b) Registration Statement”), filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the “Act”), which became effective upon filing, no other document with respect to the Initial Registration Statement or document incorporated by reference in the prospectus included therein has heretofore been filed, or transmitted for filing, with the Commission (other than prospectuses filed pursuant to Rule 424(b) of the rules and regulations of the Commission under the Act, each in the form heretofore delivered to the Underwriter); and no stop order suspending the effectiveness of the Initial Registration Statement, any post-effective amendment thereto or any part thereof or the Rule 462(b) Registration Statement, if any, has been issued and no proceeding for that purpose has been initiated or, to the knowledge of the Company, threatened by the Commission; the base prospectus filed as part of the Initial Registration Statement, in the form in which it has most recently been filed with the Commission on or prior to the date of this Agreement, is hereinafter called the “Base Prospectus”; the Base Prospectus, as supplemented by any preliminary prospectus (including any preliminary prospectus supplement) relating to the Shares filed with the Commission pursuant to Rule 424(b) under the Act, is hereinafter called a “Preliminary Prospectus”; the various parts of the Initial Registration Statement and the Rule 462(b) Registration Statement, if any, including all exhibits thereto and including any prospectus supplement relating to the Shares that is filed with the Commission pursuant to Rule 424(b) under the Act and deemed by virtue of Rule 430B under the Act to be part of the Initial Registration Statement at the time it was declared effective, each as amended at the time such part of the Initial Registration Statement became effective or such part of the Rule 462(b) Registration Statement, if any, became or hereafter becomes effective, are hereinafter collectively called the “Registration Statement”; the Base Prospectus, as amended and supplemented by any Preliminary Prospectus relating to the Shares immediately prior to the Applicable Time (as defined in Section 1(i)(c) hereof), is hereinafter called the “Pricing Prospectus”; the Base Prospectus, as supplemented by the final prospectus supplement relating to the Shares filed with the Commission pursuant to Rule 424(b) under the Act in accordance with Section 5(a) hereof, is hereinafter called the “Prospectus”; any reference herein to the Base Prospectus, the Pricing Prospectus, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Act, as of the date of such prospectus; any reference to any amendment or supplement to the Base Prospectus, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any post-effective amendment to the Registration Statement, any prospectus supplement relating to the Shares filed with the Commission pursuant to Rule 424(b) under the Act and any documents filed under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and incorporated therein, in each case after the date of the Base Prospectus, such Preliminary Prospectus or the Prospectus, as the case may be; any reference to any amendment to the Registration Statement shall be deemed to refer to and include any annual report of the Company filed pursuant to Sections 13(a) or 15(d) of the Exchange Act after the effective date of the Initial Registration Statement that is incorporated by reference in the prospectus included in the Registration Statement; and any “issuer free writing prospectus” as defined in Rule 433 under the Act relating to the Shares is hereinafter called an “Issuer Free Writing Prospectus”;

(b)         No order preventing or suspending the use of any Preliminary Prospectus or any Issuer Free Writing Prospectus has been issued by the Commission; and the Pricing Prospectus, at the time of filing thereof, conformed in all material respects to the requirements of the Act and the rules and regulations of the

Commission thereunder, and the Pricing Prospectus, at the time of filing thereof, did not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in the Pricing Prospectus in reliance upon and in conformity with (x) information furnished in writing to the Company by the Underwriter expressly for use therein, it being understood and agreed that the only such information is that described as such in Section 9(c) hereof, or (y) the Selling Stockholder Information (as defined below);

(c)          For the purposes of this Agreement, the “Applicable Time” is 5:30 p.m. (Eastern time) on the date of this Agreement. The Pricing Prospectus, as supplemented by the information listed on Schedule IV(a) hereto, taken together (collectively, the “Pricing Disclosure Package”), as of the Applicable Time, did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and each Issuer Free Writing Prospectus listed on Schedule IV(b) hereto does not conflict with the information contained in the Registration Statement, the Pricing Prospectus or the Prospectus and each such Issuer Free Writing Prospectus, each as supplemented by and taken together with the Pricing Disclosure Package as of the Applicable Time, did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to statements or omissions made in the Pricing Prospectus or an Issuer Free Writing Prospectus in reliance upon and in conformity with (x) information furnished in writing to the Company by the Underwriter expressly for use therein, it being understood and agreed that the only such information is that described as such in Section 9(c) hereof, or (y) the Selling Stockholder Information;

(d)         The documents incorporated by reference in the Pricing Prospectus and the Prospectus, when they became effective or were filed with the Commission, as the case may be, conformed in all material respects to the requirements of the Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder, and none of such documents, at such times, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading; and any further documents so filed and incorporated by reference in the Prospectus or any further amendment or supplement thereto, when such documents become effective or are filed with the Commission, as the case may be, will conform in all material respects to the requirements of the Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder, and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with (x) information furnished in writing to the Company by the Underwriter expressly for use therein, it being understood and agreed that the only such information is that described as such in Section 9(c) hereof, or (y) the Selling Stockholder Information;

(e)          The Registration Statement conforms, and the Prospectus and any further amendments or supplements to the Registration Statement and the Prospectus will conform, in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder. As of the applicable effective date of each part of the Registration Statement and any amendment thereto, the Registration Statement did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and as of the applicable filing date of the Prospectus and any amendment or supplement thereto, the Prospectus will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, in each case, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with (x) information furnished in writing to the Company by the Underwriter expressly for use therein, it being understood and agreed that the only such information is that described as such in Section 9(c) hereof, or (y) the Selling Stockholder Information;

(f)           Neither the Company nor any of its subsidiaries has sustained since the date of the latest audited financial statements incorporated by reference in the Pricing Prospectus and the Prospectus any material loss or interference with the business of the Company and its subsidiaries, when taken together as a whole, from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Pricing Prospectus; and, since the respective dates as of which information is given in the Registration Statement and the Pricing Prospectus, there has not been any change in the capital stock (other than the issuance or repurchase, as applicable, of shares of Stock upon exercise of stock options, vesting of restricted stock awards or settlement of restricted stock units described as outstanding in, and the grant of options and awards under equity incentive plans described in, the Pricing Prospectus or the Prospectus) or material change in long-term debt of the Company or any of its subsidiaries or any material adverse change, or any development involving a prospective material adverse change, in or affecting the general affairs, management, financial position, stockholders’ equity or results of operations of the Company and its subsidiaries taken as a whole (a “Material Adverse Effect”), otherwise than as set forth or contemplated in the Pricing Prospectus;

(g)          The Company and its subsidiaries have good and marketable title to all real property and good and marketable title to all personal property owned by them, in each case free and clear of all liens, encumbrances and defects except such as are described in the Pricing Prospectus or such as would not, individually or in the aggregate, have, or reasonably be expected to have, a Material Adverse Effect; and any real property and buildings held under lease by the Company and its subsidiaries are held by them under valid, subsisting and enforceable leases except as would not, individually or in the aggregate, have a Material Adverse Effect;

(h)         The Company (i) has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware, (ii) has corporate power and authority necessary to own or hold its properties and conduct its business as described in the Pricing Prospectus, and (iii) has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, except, in the case of (iii), where the failure to be so qualified or in good standing would not, individually or in the aggregate, have a Material Adverse Effect; and each subsidiary of the Company has been duly incorporated or formed, as applicable, and is validly existing as a corporation or limited liability company, as applicable, in good standing under the laws of its jurisdiction of incorporation or formation, as applicable, except where the failure to be in good standing would not, individually or in the aggregate, have a Material Adverse Effect;

(i)             The Company has an authorized capitalization as set forth in the Pricing Prospectus and all of the issued shares of capital stock of the Company, including the Shares to be sold by the Selling Stockholders, have been duly authorized and validly issued and are fully paid and non-assessable and conform to the description of the Stock contained in the Pricing Prospectus and the Prospectus; and all of the issued shares of capital stock or other equity interests, as applicable, of each subsidiary of the Company have been duly authorized and validly issued, are fully paid and non-assessable and (except for directors’ qualifying shares and except as otherwise set forth in the Pricing Prospectus and the Prospectus) are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims (other than liens arising under the Company’s existing secured indebtedness described in the Pricing Prospectus and the Prospectus);

(j)            [Reserved.]

(k)         The compliance by the Company with this Agreement and the consummation of the transactions herein contemplated will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, (ii)

result in any violation of the provisions of the second amended and restated certificate of incorporation or amended and restated by-laws of the Company or (iii) result in any violation of any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of their properties, except, in the case of (i) and (iii), as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect or materially adversely affect the Company’s ability to perform its obligations hereunder; and no consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required for the consummation by the Company of the transactions contemplated by this Agreement, except the registration under the Act of the Shares and such consents, approvals, authorizations, registrations or qualifications as may be required by the Financial Industry Regulatory Authority, Inc. (“FINRA”), the New York Stock Exchange (the “Exchange”) or under state securities or Blue Sky laws in connection with the purchase and distribution of the Shares by the Underwriter;

(l)             Neither the Company nor any of its subsidiaries is (i) in violation of its certificate of incorporation or by-laws or similar organizational documents or (ii) in default in the performance or observance of any material obligation, agreement, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which it is a party or by which it or any of its properties may be bound, except, in the case of (ii), for any such default that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect;

(m)     The statements set forth in the Base Prospectus under the caption “Description of Capital Stock”, insofar as they purport to constitute a summary of the terms of the Stock, fairly summarize in all material respects such terms, laws or documents; and the statements set forth in the Pricing Prospectus and the Prospectus under the caption “Material U.S. Federal Tax Considerations for Non-U.S. Holders of Our Common Stock”, insofar as such statements purport to summarize matters of U.S. federal income tax laws referred to therein, and subject to the limitations, qualifications, assumptions and statements of the Company’s beliefs set forth therein, fairly summarize the matters set forth therein in all material respects;

(n)         Other than as set forth in the Pricing Prospectus and the Prospectus, there are no legal or governmental proceedings pending to which the Company or any of its subsidiaries is a party or of which any property of the Company or any of its subsidiaries is the subject which, if determined adversely to the Company or any of its subsidiaries, would individually or in the aggregate have a Material Adverse Effect; and, to the best of the Company’s knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others;

(o)         The Company is not an “investment company”, as such term is defined in the Investment Company Act of 1940, as amended;

(p)         At the time of filing the Initial Registration Statement the Company was not and is not an “ineligible issuer,” as defined under Rule 405 under the Act;

(q)         Ernst & Young LLP, who have certified certain financial statements of the Company and its subsidiaries, is an independent registered public accounting firm with respect to the Company as required by the Act and the rules and regulations of the Commission thereunder;

(r)            The Company maintains a system of internal control over financial reporting (to the extent required by and as such term is defined in Rule 13a-15(f) under the Exchange Act) that complies with the requirements of the Exchange Act and has been designed by the Company’s principal executive officer and principal financial officer, or under their supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with U.S. generally accepted accounting principles (“GAAP”). Except as disclosed in the Pricing Prospectus and the Prospectus, the Company’s internal control over financial reporting is effective and the Company is not aware of any material weaknesses in its internal control over financial reporting;

(s)           Since the date of the latest audited financial statements incorporated by reference in the Pricing Prospectus, there has been no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting;

(t)            The Company maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e) under the Exchange Act) that comply with the applicable requirements of the Exchange Act; such disclosure controls and procedures have been designed to ensure that material information relating to the Company and its subsidiaries is made known to the Company’s principal executive officer and principal financial officer by others within those entities; and such disclosure controls and procedures are effective;

(u)         None of the Company, any of its subsidiaries, nor to the knowledge of the Company, any director, officer, agent, employee, controlled affiliate or other person acting on behalf of the Company or any of its subsidiaries has (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (iii) violated or is in violation of the Foreign Corrupt Practices Act of 1977; (iv) violated or is in violation of any provision of the Bribery Act 2010 of the United Kingdom; or (v) made any bribe or unlawful rebate, payoff, influence payment, kickback or other unlawful payment;

(v)         The operations of the Company and its subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all applicable jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency having jurisdiction over the Company or any of its subsidiaries (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened;

(w)       None of the Company, any of its subsidiaries or, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or any of its subsidiaries is currently the subject or the target of any sanctions administered or enforced by the U.S. Government, including, without limitation, the Office of Foreign Assets Control of the U.S. Department of the Treasury, or other relevant sanctions authority;

(x)         Except as disclosed in the Pricing Prospectus and the Prospectus, or as would not, individually or in the aggregate, result in a Material Adverse Effect, with respect to each “employee benefit plan” (within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”)) that is sponsored, maintained or contributed to by the Company (each, a “Plan”), (i) no failure to satisfy the minimum funding standards of Sections 302 and 303 of ERISA or Section 412 of the Internal Revenue Code of 1986, as amended from time to time (the “Code”), or other event of the kind described in Section 4043(c) of ERISA (other than events with respect to which the 30-day notice requirement under Section 4043 of ERISA has been waived) has occurred; (ii) to the extent required by applicable law to be funded, the fair market value of the assets under each Plan exceeds the present value of all benefits accrued under such Plan (determined based on those assumptions used to fund such Plan); (iii) no prohibited transaction, within the meaning of Section 406 of ERISA or Section 4975 of the Code, has occurred, excluding transactions effected pursuant to a statutory or administrative exemption and (iv) each Plan is in material compliance with applicable law, including, without limitation, ERISA and the Code. Except as would not result in a Material Adverse Effect, neither the Company nor, to the knowledge of the Company, any trade or business, whether or not incorporated, that, together with the Company, would be deemed to be a “single employer” within the meaning of Section 4001(b) of ERISA or Section 414 of the Code (an “ERISA Affiliate”) has incurred or reasonably expects to incur any liability with respect to any Plan under Title IV of ERISA (other than contributions to the Plan or premiums to the Pension Benefit Guaranty Corporation in the ordinary course and without default). Except as would not result in a Material Adverse Effect, neither the Company nor any of its subsidiaries has any material liability in respect of any post-employment health, medical or life insurance benefits for former, current or future employees of the Company or any subsidiary, except as required to avoid excise tax under Section 4980B of the Code or any similar law. None of the Company, any of its subsidiaries or, except as would not result in a Material Adverse Effect to the

Company or any of its subsidiaries, any of its ERISA Affiliates, sponsors, contributes to or has any obligation to contribute to any “multiemployer pension plan” (as defined in Section 3(37) of ERISA). Each Plan that is intended to be qualified under Section 401(a) of the Code has received a favorable determination or opinion letter from the Internal Revenue Service upon which it can rely and, to the knowledge of the Company, nothing has occurred, whether by action or by failure to act, which could reasonably be expected to cause the loss of such qualification. To the knowledge of the Company, there is no pending audit or investigation by the Internal Revenue Service, the U.S. Department of Labor, the Pension Benefit Guaranty Corporation or any other governmental agency or any foreign regulatory agency with respect to any Plan that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect to the Company or its subsidiaries;

(y)         Except as described in the Pricing Prospectus and the Prospectus, the Company and each of its subsidiaries have filed all federal, state, local and foreign tax returns required to be filed through the date of this Agreement or have requested extensions thereof (except where the failure to file would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect) and have paid all taxes required to be paid thereon (except for cases in which the failure to pay would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect or except as currently being contested in good faith and for which reserves, if required by GAAP, have been created in the financial statements of the Company), and no tax deficiency has been determined adversely to the Company or any of its subsidiaries which remains unpaid and has had, nor has the Company nor any of its subsidiaries received written notice of any tax deficiency which remains unpaid and would reasonably be expected to be determined adversely to the Company or its subsidiaries and which would reasonably be expected to have, a Material Adverse Effect;

(z)          The Company and its subsidiaries possess all permits, licenses, certificates and other authorizations (collectively, “Governmental Licenses”) issued by, and have made all declarations and filings with, the appropriate federal, state, local or foreign governmental or regulatory authorities that are necessary for the ownership or lease of their respective properties or the conduct of their respective businesses as described in each of the Pricing Prospectus and the Prospectus, except where the failure to possess or make the same would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; and, except as described in the Pricing Prospectus and the Prospectus, neither the Company nor any of its subsidiaries has received any notice of any revocation or modification of any such Governmental Licenses or has any reason to believe that any such Governmental Licenses will not be renewed in the ordinary course, in each case, except where such revocation, modification or non-renewal would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect;

(aa)                                        Except as described in the Pricing Prospectus and the Prospectus, there are no persons with registration rights or other similar rights to have any securities registered for sale pursuant to the Registration Statement or otherwise registered for sale or sold by the Company under the Act pursuant to this Agreement, except for those rights which have been waived in writing prior to the date hereof;

(bb)                                        The Company and its subsidiaries carry or are entitled to the benefits of insurance, with financially sound and reputable insurers, in such amounts and covering such risks as is customary for businesses such as the Company and its subsidiaries, and none of the Company nor its subsidiaries has received notice from any insurer that capital improvements or other expenditures are required or necessary to be made in order to continue such insurance in all material respects. The Company has no reason to believe that it or any subsidiary will not be able (A) to renew its existing insurance coverage as and when such policies expire or (B) to obtain comparable coverage from similar institutions as may be necessary or appropriate to conduct its business as now conducted and at a reasonable cost;

(cc)                                          Except as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect: (i) the Company and its subsidiaries and their respective operations and facilities are in compliance with applicable Environmental Laws, which compliance includes, without limitation, having obtained and being in compliance with any permits, licenses or other governmental authorizations or approvals, and having made all filings and provided all financial assurances and notices, required for the ownership and operation of the business as presently conducted, properties and facilities of the Company or its subsidiaries under applicable Environmental Laws, and compliance with the terms and conditions thereof; (ii) neither the Company nor any of its subsidiaries has received any written communication, whether from a governmental authority, citizens group, employee or other person, that alleges that the Company or any of its subsidiaries is in violation of any Environmental Law; (iii) there is no claim, action or cause of action filed with a court or governmental authority based on or pursuant to any Environmental Law pending or, to the Company’s knowledge, threatened, against the Company or any of its subsidiaries, no investigation with respect to which the Company has received written notice, and no written notice by any person or entity alleging actual or potential liability on the part of the Company or any of its subsidiaries based on or pursuant to any Environmental Law against the Company or any of its subsidiaries; (iv) neither the Company nor any of its subsidiaries is conducting or paying for, in whole or in part, any public investigation, response or other corrective action pursuant to any Environmental Law at any site or facility, nor is any of them subject or a party to any order, judgment or decree issued by a governmental authority, which imposes any obligation or liability under any Environmental Law; (v) to the Company’s knowledge, no lien, charge, encumbrance or restriction has been recorded pursuant to any Environmental Law with respect to any assets, facility or property owned, operated or leased by the Company or any of its subsidiaries; and (vi) to the Company’s knowledge there are no past or present actions, activities, circumstances, conditions or occurrences, including, without limitation, the Release or threatened Release of any Material of Environmental Concern, that could reasonably be expected to result in a violation of or liability under any Environmental Law on the part of the Company or any of its subsidiaries.

For purposes of this Agreement, “Environment” means ambient air, indoor air, surface water, groundwater, drinking water, soil, surface and subsurface strata, and natural resources such as wetlands, flora and fauna. “Environmental Laws” means, to the extent applicable to the Company, all federal, state, local and foreign laws or regulations, ordinances, codes, orders, decrees, judgments and injunctions issued, promulgated or entered thereunder, relating to pollution or protection of the Environment or human health, including without limitation, those relating to (i) the Release or threatened Release of Materials of Environmental Concern; and (ii) the manufacture, processing, distribution, use, generation, treatment, storage, transport, handling or recycling of Materials of Environmental Concern. “Materials of Environmental Concern” means any substance, material, pollutant, contaminant, chemical, waste, compound, or constituent, in any form, including, without limitation, petroleum and petroleum products, subject to regulation or which can give rise to liability under any Environmental Law. “Release” means any release, spill, emission, discharge, deposit, disposal, leaking, pumping, pouring, dumping, emptying, injection or leaching into the Environment.

(dd)                          Nothing has come to the attention of the Company that has caused the Company to believe that any statistical and market-related data included, or incorporated by reference, in the Pricing Prospectus or the Prospectus are not based on or derived from sources that the Company believes to be reliable and accurate in all material respects;

(ee)                            Neither the Company nor any of its affiliates has taken, directly or indirectly, any action which is designed to or which has constituted or which would reasonably be expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares;

(ff)                              [Reserved.]

(gg)                            No labor dispute with the employees of the Company exists, or to the knowledge of the Company, is imminent, except as would not reasonably be expected to have a Material Adverse Effect;

(hh)                          No material relationship, direct or indirect, exists between or among the Company or any subsidiary of the Company, on the one hand, and any director, officer, member, stockholder, customer or supplier of the Company or any subsidiary of the Company, on the other hand, which is required by the Act to be disclosed in the Registration Statement that is not so disclosed in the Registration Statement;

(ii)                                  From July 7, 2015 through the date hereof, the Company has been and is an “emerging growth company” as defined in Section 2(a)(19) of the Act (an “Emerging Growth Company”);

(jj)                                There are no debt securities or preferred stock issued, or guaranteed by, the Company or any of its subsidiaries that are rated by a “nationally recognized statistical rating organization,” as such term is defined in Section 3(a)(62) of the Exchange Act; and

(kk)                          The Company has full right, power and authority to execute and deliver this Agreement and to perform its obligations hereunder and this Agreement has been duly executed and delivered by the Company; and all action required to be taken for the due and proper authorization, execution and delivery by it of this Agreement and the consummation by it of the transactions contemplated hereby has been duly and validly taken.

(ii) Each of the Selling Stockholders, severally and not jointly, represents and warrants to, and agrees with, the Underwriter and the Company that:

(a)         Except for (i) the registration under the Act of the Shares and (ii) such consents, approvals, authorizations, registrations or qualifications (1) as may be required by FINRA, the Exchange or under state securities or Blue Sky laws in connection with the purchase and distribution of the Shares by the Underwriter, or (2) that would not, individually or in the aggregate, reasonably be expected to materially impair the ability of such Selling Stockholder to consummate the transactions contemplated by this Agreement, no consent, approval, authorization, registration or qualification is necessary for the execution and delivery by such Selling Stockholder of this Agreement, and for the sale and delivery of the Shares to be sold by such Selling Stockholder hereunder; and such Selling Stockholder has full right, power and authority to enter into this Agreement and to sell, assign, transfer and deliver the Shares to be sold by such Selling Stockholder hereunder;

(b)         This Agreement has been duly authorized, executed and delivered by or on behalf of such Selling Stockholder;

(c)          The execution and delivery of this Agreement, the sale of the Shares to be sold by such Selling Stockholder hereunder and the compliance by such Selling Stockholder with this Agreement and the consummation of the transactions herein contemplated will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which such Selling Stockholder is a party or by which such Selling Stockholder is bound or to which any of the property or assets of such Selling Stockholder is subject, (ii) result in any violation of the certificate of partnership, certificate of formation, limited partnership agreement or limited liability company agreement, as applicable, of such Selling Stockholder or (iii) result in a violation of any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over such Selling Stockholder or any of its property or assets, except, in the case of clauses (i) and (iii) above, for any such conflict, breach, violation or default that would not, individually or in the aggregate, reasonably be expected to materially impair the ability of such Selling Stockholder to consummate the transactions contemplated by this Agreement;

(d)         Such Selling Stockholder has, and immediately prior to each Time of Delivery (as defined herein) such Selling Stockholder will have, valid title to the Shares to be sold by it hereunder at such Time of Delivery, and such Shares will be (upon payment for the Shares to be sold by such Selling Stockholder pursuant to this Agreement at the Time of Delivery) free and clear of all liens, encumbrances or claims. Upon payment for the Shares to be sold by such Selling Stockholder pursuant to this Agreement, delivery of such Shares, as directed by the Underwriter, to Cede & Co. (“Cede”) or such other nominee as may be designated by the Depository Trust Company (“DTC”), registration of such Shares in the name of Cede or such other nominee and the crediting of such Shares on the books of DTC to a securities account of the Underwriter (assuming that none of DTC, Cede or such other nominee or the Underwriter has notice of any adverse claim (as defined in Section 8-105 of the New York Uniform Commercial Code (the “UCC”) with respect to such Shares), (i) DTC shall be a “protected purchaser” of such Shares (as defined in Section 8-303 of the UCC), (ii) under Section 8-501 of the UCC, the Underwriter will acquire a valid security entitlement to such Shares and (iii) under Section 8-502 of the UCC, no action based on any “adverse claim” (as defined in Section 8-102 of the UCC) to such Shares may be asserted against the Underwriter with respect to such security entitlement. For purposes of this representation, such Selling Stockholder may assume that when such payment, delivery and crediting occur, (w) such Shares will have been registered in the name of Cede or another nominee designated by DTC, in each case on the Company’s share registry in accordance with the Company’s certificate of incorporation and applicable law, (x) DTC will be registered as a “clearing corporation” within the meaning of Section 8-102 of the UCC, (y) appropriate entries to the account of the Underwriter on the records of DTC will have been made pursuant to the UCC and (z) the jurisdiction of DTC (and its nominee) as a securities intermediary for purposes of Section 8-110(b) of the UCC, and the jurisdiction of the Company (as the issuer of the Shares) applicable to the matters specified in subsections (a)(2) through (5) of Section 8-110 of the UCC, is the State of New York;

(e)          On or prior to the date of the Pricing Prospectus, such Selling Stockholder has executed and delivered to the Underwriter an agreement substantially in the form of Exhibit B hereto;

(f)           To the extent, but only to the extent, that any statements or omissions made in the Registration Statement, the Pricing Prospectus, the Prospectus, or any amendment or supplement thereto are made in reliance upon and in conformity with written information furnished to the Company by such Selling Stockholder expressly for use therein, such Registration Statement, Pricing

Prospectus, Prospectus or any amendment or supplement thereto, did not and will not contain any untrue statement of a material fact or omit to state any material fact (in the case of the Registration Statement, required to be stated therein or) necessary to make the statements therein (in the case of the Pricing Prospectus or the Prospectus, in the light of the circumstances under which they were made) not misleading; it being understood and agreed that the only written information furnished to the Company by such Selling Stockholder consists of the name of such Selling Stockholder, the number of Shares and the address and other information with respect to such Selling Stockholder (excluding percentages) which appear in the table (and corresponding footnotes) under the caption “Selling Stockholders” in the Registration Statement, the Pricing Prospectus and the Prospectus (such information, the “Selling Stockholder Information”);

(g)          Such Selling Stockholder has not taken, directly or indirectly, any action that is designed to or that has constituted or which would reasonably be expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares; and

(h)         Such Selling Stockholder is not (i) an employee benefit plan subject to Title I of ERISA, (ii) a plan or account subject to Section 4975 of the Code, or (iii) an entity deemed to hold “plan assets” of any such plan or account under Section 3(42) of ERISA, 29 C.F.R. 2510.3-101, or otherwise.

2.                                      Subject to the terms and conditions herein set forth, (a) each of the Selling Stockholders agrees, severally and not jointly, to sell to the Underwriter, and the Underwriter agrees to purchase from each of the Selling Stockholders, at a purchase price per share of $37.81, the number of Firm Shares (to be adjusted by the Underwriter so as to eliminate fractional shares) determined by multiplying the aggregate number of Firm Shares to be sold by each of the Selling Stockholders as set forth opposite their respective names in Schedule II hereto by a fraction, the numerator of which is the aggregate number of Firm Shares to be purchased by the Underwriter as set forth opposite the name of the Underwriter in Schedule I hereto and the denominator of which is the aggregate number of Firm Shares to be purchased by the Underwriter from all of the Selling Stockholders hereunder and (b) in the event and to the extent that the Underwriter shall exercise the election to purchase Optional Shares as provided below, each of the Selling Stockholders, as and to the extent indicated in Schedule II hereto, agrees, severally and not jointly, to sell to the Underwriter, and the Underwriter agrees to purchase from each of the Selling Stockholders, at the purchase price per share set forth in clause (a) of this Section 2, that portion of the number of Optional Shares as to which such election shall have been exercised (to be adjusted by the Underwriter so as to eliminate fractional shares) determined by multiplying such number of Optional Shares by a fraction, the numerator of which is the maximum number of Optional Shares which the Underwriter is entitled to purchase as set forth opposite the name of the Underwriter in Schedule I hereto and the denominator of which is the maximum number of Optional Shares that the Underwriter is entitled to purchase hereunder.

The Selling Stockholders, as and to the extent indicated in Schedule II hereto, hereby grant, severally and not jointly, to the Underwriter the right to purchase at its election up to 1,200,000 Optional Shares, at the purchase price per share set forth in the paragraph above, provided that the purchase price per Optional Share shall be reduced by an amount per share equal to any dividends or distributions declared by the Company and payable on the Firm Shares but not payable on the Optional Shares. Any such election to purchase Optional Shares shall be made in proportion to the maximum number of Optional Shares to be sold by each of the Selling Stockholders as set forth opposite their respective names in Schedule II hereto. Any such election to purchase Optional Shares may be exercised only by written notice from the Underwriter to the Company and the Selling Stockholders, given within a period of 30 calendar days after the date of this Agreement, setting forth the aggregate number of Optional Shares to be purchased and the date on which such Optional Shares are to be delivered, as determined by the Underwriter but in no event earlier than the First Time of Delivery (as defined in Section 4 hereof) or, unless the Underwriter, the Company and the Selling Stockholders otherwise agree in writing, earlier than two or later than ten business days after the date of such notice.

3.                                      Upon the authorization by the Underwriter of the release of the Firm Shares, the Underwriter proposes to offer the Firm Shares for sale upon the terms and conditions set forth in the Prospectus.

4.                                      (a)   The Shares to be purchased by the Underwriter hereunder, in book-entry form, and in such authorized denominations and registered in such names as the Underwriter may request upon at least twenty-four hours’ prior notice to the Company and the Selling Stockholders, shall be delivered by or on behalf of the Selling Stockholders to the Underwriter, through the facilities of DTC, for the account of the Underwriter, against payment by or on behalf of the Underwriter of the purchase price therefor by wire transfer of Federal (same-day) funds to the accounts specified by the Selling Stockholders to the Underwriter at least twenty-four hours in advance. The Selling Stockholders will cause the certificates representing the Shares, if any, to be made available for checking and packaging at least twenty-four hours prior to the Time of Delivery (as defined below) with respect thereto at the office of DTC or its designated custodian (the “Designated Office”). The time and date of such delivery and payment shall be, with respect to the Firm Shares, 9:30 a.m., New York City time, on June 14, 2018 or such other time and date as the Underwriter, the Company and the Selling Stockholders may agree upon in writing, and, with respect to the Optional Shares, 9:30 a.m., New York time, on the date specified by the Underwriter in the written notice given by the Underwriter’s election to purchase such Optional Shares, or such other time and date as the Underwriter, the Company and the Selling Stockholders may agree upon in writing. Such time and date for delivery of the Firm Shares is herein called the “First Time of Delivery”, such time and date for delivery of the Optional Shares, if not the First Time of Delivery, is herein called the “Second Time of Delivery”, and each such time and date for delivery is herein called a “Time of Delivery”.

(b)         The documents to be delivered at each Time of Delivery by or on behalf of the parties hereto pursuant to Section 8 hereof, including the cross receipt for the Shares and any additional documents requested by the Underwriter pursuant to Section 8(k) hereof, will be delivered at the offices of Latham & Watkins LLP, 885 Third Avenue, New York, New York 10022-4834 (the “Closing Location”), and the Shares will be delivered at the Designated Office, all at such Time of Delivery. A meeting will be held at the Closing Location, via teleconference or in person, at 4:00 p.m., New York City time, on the New York Business Day next preceding such Time of Delivery, at which meeting the final drafts of the documents to be delivered pursuant to the preceding sentence will be available for review by the parties hereto. For the purposes of this Section 4, “New York Business Day” shall mean each Monday, Tuesday, Wednesday, Thursday and Friday, which is not a day on which banking institutions in New York City are generally authorized or obligated by law or executive order to close.

5.                                      The Company agrees with the Underwriter:

(a)         To prepare the Prospectus in a form approved by the Underwriter and to file such Prospectus pursuant to Rule 424(b) under the Act not later than the

Commission’s close of business on the second business day following the execution and delivery of this Agreement, or, if applicable, such earlier time as may be required under the Act; to make no further amendment or any supplement to the Registration Statement or the Prospectus prior to the last Time of Delivery which shall be reasonably disapproved by the Underwriter promptly after reasonable notice thereof; to advise the Underwriter, promptly after it receives notice thereof, of the time when any amendment to the Registration Statement has been filed or becomes effective or any amendment or supplement to the Prospectus has been filed and to furnish the Underwriter with copies thereof; to file promptly all material, if any, required to be filed by the Company with the Commission pursuant to Rule 433(d) under the Act; to file promptly all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of the Prospectus and for so long as the delivery of a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) is required in connection with the offering or sale of the Shares; to advise the Underwriter, promptly after it receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or other prospectus in respect of the Shares, of the suspension of the qualification of the Shares for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the Registration Statement or the Prospectus or for additional information; and, in the event of the issuance of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or other prospectus or suspending any such qualification, to promptly use its best efforts to obtain the withdrawal of such order;

(b)         Promptly from time to time to take such action as the Underwriter may reasonably request to qualify the Shares for offering and sale under the securities laws of such jurisdictions as the Underwriter may reasonably request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Shares, provided that in connection therewith the Company shall not be required to qualify as a foreign corporation, subject itself to taxation in any such jurisdiction if it is not otherwise so subject or file a general consent to service of process in any jurisdiction;

(c)          On the second New York Business Day next succeeding the date of this Agreement and from time to time, to furnish the Underwriter with written and electronic copies of the Prospectus in New York City in such quantities as the Underwriter may reasonably request, and, if the delivery of a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) is required at any time prior to the expiration of nine months after the time of issue of the Prospectus in connection with the offering or sale of the Shares and if at such time any event shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) is delivered, not misleading, or, if for any other reason it shall be necessary during such same period to amend or supplement the Prospectus or to file under the Exchange Act any document incorporated by reference therein in order to comply with the Act or the Exchange Act, to notify the Underwriter and upon the request of the Underwriter to file such document and to prepare and furnish without charge to the Underwriter and to any dealer in securities as many written and electronic copies as the Underwriter may from time to time reasonably request of an amended Prospectus or a supplement to the Prospectus which will correct such statement or omission or effect such compliance; and in case the Underwriter is required to deliver a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) in connection with sales of any of the Shares at any time nine months or more after the time of issue of the Prospectus, upon the request of the Underwriter but at the expense of the Underwriter, to prepare and deliver to the Underwriter as many written and electronic copies as the Underwriter may reasonably request of an amended or supplemented Prospectus complying with Section 10(a)(3) of the Act;

(d)         To make generally available to its securityholders as soon as practicable (which may be satisfied by filing such information with the Commission), but in any event not later than sixteen months after the effective date of the Registration Statement (as defined in Rule 158(c) under the Act), an earnings statement of the Company and its subsidiaries (which need not be audited) complying with Section 11(a) of the Act and the rules and regulations of the Commission thereunder (including, at the option of the Company, Rule 158);

(e)          During the period beginning from the date hereof and continuing to and including the date 30 days after the date of the Prospectus (the “Lock-Up Period”), not to (i) offer, sell, contract to sell, pledge, grant any option to purchase, make any short sale or otherwise transfer or dispose of, directly or indirectly, or file with the Commission a registration statement under the Act relating to, any securities of the Company that are substantially similar to the Shares, including but not limited to any options or warrants to purchase shares of Stock or any securities that are convertible into or exchangeable for, or that represent the right to receive, Stock or any such substantially similar securities, or publicly disclose the intention to make any offer, sale, pledge, disposition or filing or (ii) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the Stock or any such other securities, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Stock or such other securities, in cash or otherwise (other than (A) issuances of Stock upon the conversion or exchange of convertible or exchangeable securities outstanding as of the date of this Agreement, (B) the filing of any registration statement on Form S-8 relating to any benefit plans or arrangements disclosed in the Pricing Prospectus and the issuance of securities registered pursuant thereto or (C) issuances of Stock

(including upon the exercise of options, vesting of restricted stock awards and settlement of restricted stock units) and grants of stock options, restricted stock units or other equity-based awards pursuant to any employee stock option plan, equity incentive plan or any other benefit plan or arrangement of the Company described in the Pricing Prospectus), without the prior written consent of the Underwriter;

(f)           To furnish to its stockholders as soon as practicable after the end of each fiscal year an annual report (including a balance sheet and statements of income, stockholders’ equity and cash flows of the Company and its consolidated subsidiaries certified by independent public accountants) and, as soon as practicable after the end of each of the first three quarters of each fiscal year (beginning with the fiscal quarter ending after the effective date of the Registration Statement), to make available to its stockholders consolidated summary financial information of the Company and its subsidiaries for such quarter in reasonable detail; provided, however, that the Company may satisfy the requirements of this subsection by making any such reports, communications or information generally available on its website or by electronically filing such information with the Commission;

(g)          During a period of three years from the effective date of the Registration Statement, so long as the Company is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, as the Underwriter may from time to time reasonably request, to furnish to the Underwriter copies of all reports or other communications (financial or other) furnished to stockholders, and to deliver to the Underwriter copies of any reports and financial statements furnished to or filed with the Commission or any national securities exchange on which any class of securities of the Company is listed; provided that any report, communication or financial statement furnished or filed with the Commission that is publicly available on the Commission’s EDGAR system shall be deemed to have been furnished to the Underwriter at the time furnished or filed with the Commission;

(h)         [Reserved];

(i)             To use its best efforts to maintain the listing of the Shares on the Exchange;

(j)            [Reserved];

(k)         If the Company elects to rely upon Rule 462(b), the Company shall file a Rule 462(b) Registration Statement with the Commission in compliance with Rule 462(b) by 10:00 P.M., Washington, D.C. time, on the date of this Agreement, and the Company shall at the time of filing either pay to the Commission the filing fee for the Rule 462(b) Registration Statement or give irrevocable instructions for the payment of such fee pursuant to Rule 111 under the Act;

(l)             Upon request of the Underwriter, to furnish, or cause to be furnished, to the Underwriter an electronic version of the Company’s trademarks, servicemarks and corporate logo for use on the website, if any, operated by the

Underwriter for the purpose of facilitating the on-line offering of the Shares (the “License”); provided, however, that the License shall be used solely for the purpose described above, is granted without any fee and may not be assigned or transferred; and

(m)     To promptly notify the Underwriter if the Company ceases to be an Emerging Growth Company at any time prior to the later of (i) completion of the distribution of the Shares within the meaning of the Act and (ii) the last Time of Delivery.

6.                                      (a) The Company represents and agrees that, without the prior consent of the Underwriter, it has not made and will not make any offer relating to the Shares that would constitute a “free writing prospectus” as defined in Rule 405 under the Act; each Selling Stockholder represents and agrees that, without the prior consent of the Company and the Underwriter, it has not made and will not make any offer relating to the Shares that would constitute a free writing prospectus; the Underwriter represents and agrees that, without the prior consent of the Company, it has not made and will not make any offer relating to the Shares that would constitute a free writing prospectus; and any such free writing prospectus the use of which has been consented to by the Company and the Underwriter is listed on Schedule IV(b) hereto;

(b)         [Reserved];

(c)          The Company has complied and will comply with the requirements of Rule 433 under the Act applicable to any Issuer Free Writing Prospectus, including timely filing with the Commission or retention where required and legending; and the Company represents that it has satisfied and agrees that it will satisfy the conditions under Rule 433 under the Act to avoid a requirement to file with the Commission any electronic road show;

(d)         [Reserved]; and

(e)          The Company agrees that if at any time following issuance of an Issuer Free Writing Prospectus any event occurred or occurs as a result of which such Issuer Free Writing Prospectus would conflict with the information in the Registration Statement, the Pricing Prospectus or the Prospectus or would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances then prevailing, not misleading, the Company will give prompt notice thereof to the Underwriter and, if requested by the Underwriter, will prepare and furnish without charge to the Underwriter an Issuer Free Writing Prospectus or other document which will correct such conflict, statement or omission.

7.                                      The Company and each of the Selling Stockholders covenant and agree with one another and with the Underwriter that (a) the Company will pay or cause to be paid the following: (i) the fees, disbursements and expenses of the Company’s counsel and accountants in connection with the registration of the Shares under the Act and all other expenses in connection with the preparation, printing, reproduction and filing of the Registration Statement, any Preliminary Prospectus, any Issuer Free Writing Prospectus and the Prospectus and amendments and supplements thereto and the mailing and delivering of copies thereof to the Underwriter and dealers; (ii) the cost of printing or producing any Agreement among the Underwriter, this Agreement, the Blue Sky Memorandum, closing documents (including any compilations thereof) and any other documents in connection with the offering, purchase, sale and delivery of the Shares; (iii) all expenses in connection with the qualification of the Shares for offering and sale under state securities laws as provided in Section 5(b) hereof, including the reasonable and documented fees and disbursements of counsel for the Underwriter in connection with such qualification and in connection with the Blue Sky survey (such counsel fees and disbursements not to exceed $15,000); (iv) all fees and expenses in connection with listing the Shares on the Exchange; (v) the filing fees incident to, and the reasonable and documented fees and disbursements of counsel for the Underwriter in connection with, any required review by FINRA of the terms of the sale of the Shares (such counsel fees and disbursements not to exceed $15,000); (vi) the cost of preparing stock certificates, if any; (vii) the cost and charges of any transfer agent or registrar; (viii) the fees, disbursements and expenses of one counsel for all the Selling Stockholders and (ix) all other costs and expenses incident to the performance of its obligations hereunder which are not otherwise specifically provided for in this Section and (b) subject to the Company’s registration rights agreement, each Selling Stockholder will pay or cause to be paid all costs and expenses incident to the performance of such Selling Stockholder’s obligations hereunder which are not otherwise specifically provided for in this Section, including (i) any fees and expenses of counsel for such Selling Stockholder (to the extent not paid by the Company) and (ii) all expenses and transfer taxes incident to the sale and delivery of the Shares to be sold by such Selling Stockholder to the Underwriter hereunder. In connection with clause (b)(ii) in the preceding sentence, the Underwriter agrees to pay New York State stock transfer tax, and the Selling Stockholder agrees to reimburse the Underwriter for associated carrying costs if such tax payment is not rebated on the day of payment and for any portion of such tax payment not rebated. It is understood, however, that the Company shall bear, and the Selling Stockholders shall not be required to pay or to reimburse the Company for, the cost of any other matters not directly relating to the sale and purchase of the Shares pursuant to this Agreement, and that, except as provided in this Section, and Sections 9 and 12 hereof, the Underwriter will pay all of its own costs and expenses, including the fees of its counsel, stock transfer taxes on resale of any of the Shares by them, and any advertising expenses connected with any offers they may make.

The provisions of this Section shall not affect or modify any agreement (including, without limitation, any registration rights agreement) or other arrangement that the Company and the Selling Stockholders may have made, or may make, for the allocation of payment of expenses or costs.

8.                                      The obligations of the Underwriter hereunder, as to the Shares to be delivered at each Time of Delivery, shall be subject, in its discretion, to the condition that all representations and warranties and other statements of the Company and the Selling Stockholders herein are, at and as of such Time of Delivery, true and correct, the condition that the Company and the Selling Stockholders shall have performed all of its and their respective obligations hereunder theretofore to be performed, and the following additional conditions:

(a)         The Prospectus shall have been filed with the Commission pursuant to Rule 424(b) under the Act within the applicable time period prescribed for such filing by the rules and regulations under the Act and in accordance with Section 5(a) hereof; all material, if any, required to be filed by the Company pursuant to Rule 433(d) under the Act shall have been filed with the Commission within the applicable time period prescribed for such filing by Rule 433; if the Company has elected to rely upon Rule 462(b) under the Act, the Rule 462(b) Registration Statement shall have become effective by 10:00 P.M., Washington, D.C. time, on the date of this Agreement; no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission; no stop order suspending or preventing the use of the Prospectus or any Issuer Free Writing Prospectus shall have been initiated or threatened by the Commission; and all requests for additional information on the part of the Commission shall have been complied with to the reasonable satisfaction of the Underwriter;

(b)         Latham & Watkins LLP, counsel for the Underwriter, shall have furnished to the Underwriter such written opinion or opinions, dated such Time of Delivery, in form and substance satisfactory to the Underwriter and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters;

(c)          Fried, Frank, Harris, Shriver & Jacobson LLP, counsel for the Company, shall have furnished to the Underwriter their written opinion, dated such Time of Delivery, in form and substance satisfactory to the Underwriter.

(d)         The counsel for each of the Selling Stockholders, as indicated in Schedule II hereto, shall have furnished to the Underwriter its written opinion with respect to the Selling Stockholders for whom it is acting as counsel, dated the First Time of Delivery, in form and substance satisfactory to the Underwriter;

(e)          On the date of the Prospectus and also at each Time of Delivery, Ernst & Young LLP shall have furnished to the Underwriter a letter or letters, dated the respective dates of delivery thereof, in form and substance satisfactory to the Underwriter;

(f)           (i) Neither the Company nor any of its subsidiaries shall have sustained since the date of the latest audited financial statements incorporated by reference in the Pricing Prospectus any loss or interference with the business of the Company and its subsidiaries, when taken together as a whole, from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Pricing Prospectus, and (ii) since the respective dates as of which information is given in the Pricing Prospectus there shall not have been any change in the capital stock (other than the issuance or repurchase, as applicable, of shares of Stock upon exercise of stock options, vesting of restricted stock awards or settlement of restricted stock units described as outstanding in, and the grant of options and awards under equity incentives plans described in, the Pricing Prospectus or the Prospectus) or long-term debt of the Company or any of its subsidiaries or any change, or any development involving a prospective change, in or affecting the general affairs, management, financial position, stockholders’ equity or results of operations of the Company and its subsidiaries, taken as a whole, otherwise than as set forth or contemplated in the Pricing Prospectus, the effect of which, in any such case described in clause (i) or (ii), is in the judgment of the Underwriter so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares being delivered at such Time of Delivery on the terms and in the manner contemplated in the Pricing Prospectus and the Prospectus;

(g)          On or after the Applicable Time there shall not have occurred any of the following: (i) a suspension or material limitation in trading in securities generally on the Exchange; (ii) a suspension or material limitation in trading in the Company’s securities on the Exchange; (iii) a general moratorium on commercial banking activities declared by either Federal or New York State authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States; (iv) the outbreak or escalation of hostilities involving the United States or the declaration by the United States of a national emergency or war or (v) the occurrence of any other calamity or crisis or any change in financial, political or economic conditions in the United States or elsewhere, if the effect of any such event specified in clause (iv) or (v) in the judgment of the Underwriter makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares being delivered at such Time of Delivery on the terms and in the manner contemplated in the Pricing Prospectus and the Prospectus;

(h)         The Shares to be sold at such Time of Delivery shall have been duly listed on the Exchange;

(i)   The Company shall have obtained and delivered to the Underwriter executed copies of an agreement from the persons listed on Schedule III hereto, substantially to the effect set forth in Exhibit B hereof (the “Lock-Up Agreements”) in form and substance satisfactory to the Underwriter;

(j)            The Company shall have complied with the provisions of Section 5(c) hereof with respect to the furnishing of prospectuses on the second New York Business Day next succeeding the date of this Agreement;

(k)         The Company and each of the Selling Stockholders shall have each furnished or caused to be furnished to the Underwriter at such Time of Delivery certificates of officers of the Company and certificates of each of the Selling Stockholders, respectively, satisfactory to the Underwriter as to the accuracy of the representations and warranties of the Company and such Selling Stockholder, respectively, herein at and as of such Time of Delivery, as to the performance by the Company and such Selling Stockholder, respectively, in all material respects of all of their respective obligations hereunder to be performed at or prior to such Time of Delivery, and the Company shall have furnished or caused to be furnished to the Underwriter certificates as to the matters set forth in subsections (a) and (f) of this Section and as to such other matters as the Underwriter may reasonably request;

(l)   As of the date hereof and at each Time of Delivery, the Chief Financial Officer of the Company shall have furnished to the Underwriter a certificate with respect to certain financial information contained in the Pricing Prospectus and the Prospectus, dated the respective dates of delivery thereof, substantially in the form of Exhibit A hereto; and

(m)     Each Selling Stockholder will deliver to the Underwriter prior to or at the First Time of Delivery a properly completed and executed United States Treasury Department Form W-9.

9.                                      (a)  The Company will indemnify and hold harmless the Underwriter and each Selling Stockholder against any losses, claims, damages or liabilities, joint or several, to which the Underwriter or such Selling Stockholder may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereto, or the omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or (ii) an untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus or any “issuer information” filed or required to be filed pursuant to Rule 433(d) under the Act, or the omission or alleged omission to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, and will reimburse the Underwriter and each Selling Stockholder for any legal or other expenses reasonably incurred by the Underwriter or such Selling Stockholder in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, in reliance upon and in conformity with (x) written information furnished to the

Company by the Underwriter expressly for use therein, it being understood that the only such information is that described as such in Section 9(c) hereof, or (y) the Selling Stockholder Information.

(b)         Each of the Selling Stockholders, severally and not jointly, in proportion to the number of Shares to be sold by such Selling Stockholder hereunder, will indemnify and hold harmless the Underwriter and the Company against any losses, claims, damages or liabilities, joint or several, to which the Underwriter or the Company may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereto, or the omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or (ii) an untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, or the omission or alleged omission to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus in reliance upon and in conformity with the Selling Stockholder Information furnished to the Company by such Selling Stockholder; and will reimburse the Underwriter or the Company for any legal or other expenses reasonably incurred by the Underwriter or the Company in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that such Selling Stockholder shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus in reliance upon and in conformity with written information furnished to the Company by the Underwriter expressly for use therein, it being understood that the only such information is that described as such in Section 9(c) hereof; provided, further, that any liability under this paragraph (b) of such Selling Stockholder shall in no event exceed an amount equal to the net proceeds (after deducting underwriting compensation, but before deducting other expenses) received by such Selling Stockholder from the Shares sold by such Selling Stockholder pursuant to this Agreement.

(c)          The Underwriter will indemnify and hold harmless the Company and each Selling Stockholder against any losses, claims, damages or liabilities to which the Company or such Selling Stockholder may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereto, or the omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or (ii) an untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, or the omission or alleged omission to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, in reliance upon and in conformity with written information furnished to the Company by the Underwriter expressly for use therein; and will reimburse the Company and each Selling Stockholder for any legal or other expenses reasonably incurred by the Company or such Selling Stockholder in connection with investigating or defending any such action or claim as such expenses are incurred. The Company acknowledges that the information set forth in the first two sentences of the third paragraph of text concerning the terms of the offering by the Underwriter and in the sixth and seventh paragraphs of text concerning short sales, stabilizing transactions and purchases to cover positions created by short sales by the Underwriter under the heading “Underwriting” in the Preliminary Prospectus, the Pricing Prospectus and the Prospectus, constitute the only information furnished in writing by or on behalf of the Underwriter for inclusion in the Preliminary Prospectus, the Pricing Prospectus or the Prospectus.

(d)         Promptly after receipt by an indemnified party under subsection (a), (b) or (c) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party otherwise than under such subsection. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation.

No indemnifying party shall, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.

(e)          If the indemnification provided for in this Section 9 is unavailable to or insufficient to hold harmless an indemnified party under subsection (a), (b) or (c) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Selling Stockholders on the one hand and the Underwriter on the other from the offering of the Shares. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law or if the indemnified party failed to give the notice required under subsection (d) above, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company and the Selling Stockholders on the one hand and the Underwriter on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company and the Selling Stockholders on the one hand and the Underwriter on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (after deducting underwriting compensation, but before deducting other expenses) received by the Selling Stockholders bear to the total underwriting discounts and commissions received by the Underwriter, in each case as set forth in the table on the cover page of the Prospectus. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Selling Stockholders on the one hand or the Underwriter on the other and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company, each of the Selling Stockholders and the Underwriter agree that it would not be just and equitable if contribution pursuant to this subsection (e) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (e). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (e) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (e), (1) the Underwriter shall not be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which the Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission and (2) no Selling Stockholder shall be required to contribute (A) any amount in excess of the amount by which the net proceeds (after deducting underwriting compensation, but before deducting other expenses) received by such Selling Stockholder from the Shares sold by such Selling Stockholder pursuant to this Agreement exceeds the amount of any damages which such Selling Stockholder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission or (B) with respect to any losses, claims, damages or liabilities (or actions in respect thereof) for which such Selling Stockholder would not have been liable under Section 9(b) if such Section 9(b) were applied in accordance with its terms. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Selling Stockholders’ obligations under this subsection (e) to contribute are several in proportion to their respective net proceeds (after deducting underwriting compensation, but before deducting other expenses) received by each Selling Stockholder from the Shares sold by such Selling Stockholder pursuant to this Agreement and not joint.

(f)           The obligations of each of the Company and the Selling Stockholders under this Section 9 shall be in addition to any liability which the Company and the respective Selling Stockholders may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls the Underwriter within the meaning of the Act and each broker-dealer affiliate of the Underwriter; and the obligations of the Underwriter under this Section 9 shall be in addition to any liability which the Underwriter may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of the Company (including any person who, with his or her consent, is named in the Registration Statement as about to become a director of the Company), each officer and director of each Selling Stockholder and to each person, if any, who controls the Company or any Selling Stockholder within the meaning of the Act.

10.                               [Reserved]

11.                               The respective indemnities, agreements, representations, warranties and other statements of the Company, the several Selling Stockholders and the Underwriter, as set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of the Underwriter or any controlling person of the Underwriter, or the Company, or any of the Selling Stockholders, or any officer or director or controlling person of the

Company, or of any of the Selling Stockholders, and shall survive delivery of and payment for the Shares.

12.                               [Reserved]

13.                               In all dealings hereunder, the parties hereto shall be entitled to act and rely upon any statement, request, notice or agreement made by the Underwriter.

All statements, requests, notices and agreements hereunder shall be in writing, and if to the Underwriter shall be delivered or sent by mail, telex or facsimile transmission in care of Merrill Lynch, Pierce, Fenner & Smith Incorporated, One Bryant Park, New York, NY 10036 Facsimile: (646) 855 3073 Attention:  Syndicate Department with a copy to: Facsimile: (212) 230-8730 Attention:  ECM Legal and if to any Selling Stockholder shall be delivered or sent by mail, telex or facsimile transmission to counsel for such Selling Stockholder at its address set forth in Schedule II hereto; and if to the Company shall be delivered or sent by mail, telex or facsimile transmission to the address of the Company set forth in the Registration Statement, Attention: General Counsel and Corporate Secretary; provided, however, that any notice to an Underwriter pursuant to Section 9(d) hereof shall be delivered or sent by mail, telex or facsimile transmission to the Underwriter at its address set forth in its Underwriter’s Questionnaire, or telex constituting such Questionnaire, which address will be supplied to the Company or the Selling Stockholders by the Underwriter upon request. Any such statements, requests, notices or agreements shall take effect upon receipt thereof.

In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the Underwriter is required to obtain, verify and record information that identifies their respective clients, including the Company and the Selling Stockholders, which information may include the name and address of their respective clients, as well as other information that will allow the Underwriter to properly identify their respective clients, including the Company and the Selling Stockholders.

14.                               This Agreement shall be binding upon, and inure solely to the benefit of, the Underwriter, the Company and the Selling Stockholders and, to the extent provided in Sections 9 and 11 hereof, the officers and directors of the Company and the Selling Stockholders and each person who controls the Company, any Selling Stockholder or the Underwriter, and their respective heirs, executors, administrators, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. No purchaser of any of the Shares from the Underwriter shall be deemed a successor or assign by reason merely of such purchase.

15.                               Time shall be of the essence of this Agreement. As used herein, the term “business day” shall mean any day when the Commission’s office in Washington, D.C. is open for business.

16.                               Each of the Company and the Selling Stockholders acknowledges and agrees that (i) the purchase and sale of the Shares pursuant to this Agreement is an arm’s-length commercial transaction between the Company and the Selling Stockholders, on the one hand, and the Underwriter, on the other, (ii) in connection therewith and with the process leading to such transaction the Underwriter is acting solely as a principal and not the agent or fiduciary of the Company or any Selling Stockholder, (iii) the Underwriter has not assumed an advisory or fiduciary responsibility in favor of the Company or any Selling Stockholder with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether the Underwriter has advised or is currently advising the Company or any Selling Stockholder on other matters) or any other obligation to the Company or any Selling Stockholder except the obligations expressly set forth in this Agreement and (iv) each of the Company and the Selling Stockholders have consulted their respective own legal and financial advisors to the extent they deemed appropriate. Each of the Company and the Selling Stockholders agrees that it will not claim that the Underwriter, or any of them, has rendered advisory services of any nature or respect, or owes a fiduciary or similar duty to the Company or any Selling Stockholder, in connection with such transaction or the process leading thereto.

17.                               This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Company, the Selling Stockholders and the Underwriter with respect to the subject matter hereof.

18.                               THIS AGREEMENT AND ANY MATTERS RELATED TO THE TRANSACTIONS CONTEMPLATED HEREBY SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO PRINCIPLES OF CONFLICT OF LAWS THAT WOULD RESULT IN THE APPLICATION OF ANY LAW OTHER THAN THE LAWS OF THE STATE OF NEW YORK. The Company and the Selling Stockholders agree that any suit or proceeding arising in respect of this Agreement or our engagement will be tried exclusively in the U.S. District Court for the Southern District of New York or, if that court does not have subject matter jurisdiction, in any state court located in The City and County of New York and the Company and the Selling Stockholders agree to submit to the jurisdiction of, and to venue in, such courts.

19.                               The Company, each of the Selling Stockholders and the Underwriter hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

20.                               This Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.

21.                               Notwithstanding anything herein to the contrary, the Company and the Selling Stockholders are authorized to disclose to any persons the U.S. federal and state income tax treatment and tax structure of the potential transaction and all materials of any kind (including tax opinions and other tax analyses) provided to the Company and the Selling Stockholders relating to that treatment and structure, without the Underwriter imposing any limitation of any kind. However, any information relating to the tax treatment and tax structure shall remain confidential (and the foregoing sentence shall not apply) to the extent necessary to enable any person to comply with securities laws. For this purpose, “tax structure” is limited to any facts that may be relevant to that treatment.

If the foregoing is in accordance with your understanding, please sign and return to us counterparts hereof, and upon the acceptance hereof by you, this letter and such acceptance hereof shall constitute a binding agreement among the Underwriter, the Company and each of the Selling Stockholders.

[Signature pages follow]

Very truly yours,

At Home Group Inc.

By:	/s/ Judd T. Nystrom
	Name:	Judd T. Nystrom
	Title:	Chief Financial Officer

[Signature Page to Underwriting Agreement]

GRD HOLDING LP

By: GRD Holding GP LLC,
its general partner

By:	/s/ Barbara L. Burns
	Name:	Barbara L. Burns
	Title:	Vice President

GRD HOLDING-A LP

By: GRD Holding-A LLC,
its general partner

By:	/s/ Barbara L. Burns
	Name:	Barbara L. Burns
	Title:	Vice President

GRD HOLDING AEA LLC

By:	/s/ Barbara L. Burns
	Name:	Barbara L. Burns
	Title:	Vice President

[Signature Page to Underwriting Agreement]

STARR INVESTMENT FUND II, LLC

By:	/s/ Geoffrey G. Clark
	Name:	Geoffrey G. Clark
	Title:	Managing Member

SPH GRD HOLDINGS, LLC

By:	/s/ Geoffrey G. Clark
	Name:	Geoffrey G. Clark
	Title:	Managing Member

[Signature Page to Underwriting Agreement]

Accepted as of the date hereof:

Merrill Lynch, Pierce, Fenner & Smith
Incorporated

By:	/s/ Gregg Nabhan
	Name:	Gregg Nabhan
	Title:	Managing Director

[Signature Page to Underwriting Agreement]

SCHEDULE I

Underwriter	Total Number of Firm Shares to be Purchased	Number of Optional Shares to be Purchased if Maximum Option Exercised
Merrill Lynch, Pierce, Fenner & Smith Incorporated	8,000,000	1,200,000

SCHEDULE II

		Number of Optional
		Shares to be
	Total Number of	Sold if
	Firm Shares	Maximum Option
Selling Stockholder	to be Sold	Exercised
GRD Holding LP(a)	3,303,943	495,592
GRD Holding-A LP(a)	317,588	47,637
GRD Holding AEA LLC(a)	705,010	105,751
Starr Investment Fund II, LLC(b)	1,520,177	228,027
SPH GRD Holdings, LLC(b)	2,153,282	322,993
Total	8,000,000	1,200,000

(a)         This Selling Stockholder is represented by Fried, Frank, Harris, Shriver & Jacobson LLP, One New York Plaza, New York, New York 10004.

(b)         This Selling Stockholder is represented Kirkland & Ellis LLP, 601 Lexington Ave, New York, New York 10022.

SCHEDULE III

Parties to Lock-Up Agreements

1.              GRD Holding LP

2.              GRD Holding-A LP

3.              GRD Holding AEA LLC

4.              Starr Investment Fund II, LLC

5.              SPH GRD Holdings, LLC

6.              Lewis L. Bird III

7.              Judd T. Nystrom

8.              Alissa Ahlman

9.              Mary Jane Broussard

10.       Peter S.G. Corsa

11.       Valerie L. Davisson

12.       Norman E. McLeod

13.       Becky K. Haislip

14.       Ashley Sheetz

15.       Martin C. Eltrich, III

16.       Brian R. Hoesterey

17.       Geoffrey G. Clark

18.       Allen I. Questrom

19.       Wendy A. Beck

20.       Larry D. Stone

21.       Philip L. Francis

22.       Elisabeth D. Charles

SCHEDULE IV

Materials and Information Other than the Pricing Prospectus that comprise the Pricing Disclosure Package:

The public offering price per share for the Shares is, as to each investor, the price paid by such investor.

The number of Firm Shares purchased by the Underwriter from the Selling Stockholders is 8,000,000. The number of Optional Shares that the Underwriter may purchase from the Selling Stockholders is 1,200,000.

EXHIBIT A

Form of Chief Financial Officer’s Certificate

EXHIBIT B

Form of Lock-Up Agreement

At Home Group Inc.

Lock-Up Agreement

June 11, 2018

Merrill Lynch, Pierce, Fenner & Smith

Incorporated

One Bryant Park

New York, NY 10036

Re:  At Home Group Inc. - Lock-Up Agreement

Ladies and Gentlemen:

The undersigned understands that the Underwriter proposes to enter into an Underwriting Agreement (the “Underwriting Agreement”) with At Home Group Inc., a Delaware corporation (the “Company”), and the selling stockholders named in Schedule II to such agreement (collectively, the “Selling Stockholders”), providing for a public offering (the “Offering”) of the common stock, par value $0.01 per share (the “Common Stock”), of the Company (the “Shares”) pursuant to a registration statement on Form S-3 (the “Registration Statement”) filed with the Securities and Exchange Commission (the “SEC”).

In consideration of the agreement by the Underwriter to offer and sell the Shares, and of other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, the undersigned agrees pursuant hereto (the “Lock-Up Agreement”) that, during the period specified in the following paragraph (the “Lock-Up Period”), the undersigned will not offer, sell, contract to sell, pledge, grant any option to purchase, make any short sale or otherwise dispose of any shares of Common Stock of the Company, or any options or warrants to purchase any shares of Common Stock of the Company, or any securities convertible into, exchangeable for or that represent the right to receive shares of Common Stock of the Company, whether now owned or hereinafter acquired, owned directly by the undersigned (including holding as a custodian) or with respect to which the undersigned has beneficial ownership within the rules and regulations of the SEC (collectively the “Undersigned’s Shares”). The foregoing restriction is expressly agreed to preclude the undersigned from engaging in any hedging or other transaction which is designed to or which reasonably could be expected to lead to or result in a sale or disposition of the Undersigned’s Shares even if such Shares would be disposed of by someone other than the undersigned. Such prohibited hedging or other transactions would include without limitation any short sale or any purchase, sale or grant of any right (including without limitation any put or call option) with respect to any of the Undersigned’s Shares or with respect to any security that includes, relates to, or derives any significant part of its value from such Shares.

The Lock-Up Period will commence on the date of this Lock-Up Agreement and continue for 30 days after the public offering date set forth on the final prospectus used to sell the Shares pursuant to the Underwriting Agreement (the “Public Offering Date”).

Notwithstanding the foregoing, the undersigned may transfer the Undersigned’s Shares:

(i) by will or intestacy,

(ii) as a bona fide gift or gifts,

(iii) to any trust for the direct or indirect benefit of the undersigned or the immediate family of the undersigned, or to any immediate family member or other dependent,

(iv) as a distribution or transfer to general partners, limited partners, members or stockholders of the undersigned,

(v) to the undersigned’s subsidiaries, affiliates, or to any investment fund or other entity which controls or manages or is controlled or managed by, or under common control or management with, the undersigned,

(vi) pursuant to an order of a court or regulatory agency or by operation of law, such as pursuant to a domestic relations order or in connection with a divorce settlement; provided that any public filing required to be made under the Exchange Act (as defined below) in connection with such transfer will include a statement to the effect that the filing relates to the transfer of securities pursuant to an order of a court or regulatory agency unless such a statement would be prohibited by any applicable law, regulation or order of a court or regulatory agency,

(vii) to the Company upon the death, disability or termination of employment, in each case, of the undersigned,

(viii) that were acquired in open market transactions after the completion of the Offering,

(ix) to the Company (a) pursuant to the exercise, in each case on a “cashless” or “net exercise” basis, of any option to purchase Shares granted by the Company pursuant to any employee benefit plans or arrangements described in the Pricing Disclosure Package and the Prospectus (each as defined in the Underwriting Agreement), where any Shares received by the undersigned upon any such exercise will be subject to the terms of this Lock-Up Agreement, or (b) for the purpose of satisfying any withholding taxes (including estimated taxes) due as a result of the exercise of any option to purchase Shares or the vesting or settlement of any restricted stock or restricted stock unit awards granted by the Company pursuant to employee benefit plans or arrangements described in the Pricing Disclosure Package and the Prospectus, in each case on a “cashless,” “net exercise” or “net settled” basis, where any Shares received by the undersigned upon any such exercise or vesting or settlement will be subject to the terms of this Lock-Up Agreement,

(x) to any nominee or custodian of a person or entity to whom a disposition or transfer would be permissible under clauses (ii) through (v) above,

(xi) to the Underwriter in connection with the public offering pursuant to the Underwriting Agreement, [and/or]

(xii) with the prior written consent of the Underwriter[, and/or

(xiii) notwithstanding anything to the contrary herein, as a donation to Ithaca College, of not more than 30,000 of the Undersigned’s Shares, as described in the Pricing Disclosure Package (as defined in the Underwriting Agreement)](1);

provided that in the case of each transfer or distribution pursuant to clauses (ii) through (v) and clause (x) above, the transferee agrees to be bound in writing by the terms of this Lock-Up Agreement prior to such transfer and such transfer shall not involve a disposition for value; provided, further, that in the case of each transfer pursuant to clauses (ii) through (v) and clauses (viii) and (x) above, no filing or public announcement by any party (donor, donee, transferor or transferee) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise shall be required or shall be voluntarily made reporting a reduction in beneficial ownership of Shares in connection with such transfer (other than a filing on a Form 5 made after the expiration of the Lock-Up Period). For purposes of this Lock-Up Agreement, “immediate family” shall mean any relationship by blood, current or former marriage or adoption, not more remote than first cousin. The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of the Undersigned’s Shares except in compliance with the foregoing restrictions.

Nothing in this Lock-Up Agreement shall prevent (a) the establishment of a trading plan pursuant to Rule 10b5-1 (a “Rule 10b5-1 Plan”) under the Exchange Act for the transfer of the Undersigned’s Shares, provided that such plan (1) does not provide for any transfer of the Undersigned’s Shares during the Lock-Up Period and (2) is not required to be reported and is not voluntarily disclosed in any public report or filing with the SEC other than general disclosure in the Company’s periodic reports to the effect that directors and officers may enter into such trading plans from time to time, or (b) any transactions effectuated pursuant to a Rule 10b5-1 Plan established prior to the date of this Lock-Up Agreement, provided that if a filing under Section 16 of the Exchange Act is required by, or voluntarily made with respect to, such transaction, the undersigned shall disclose in such filing that the transaction was effectuated pursuant to a Rule 10b5-1 Plan.

(1) To be included in the CEO’s lock up only.

This Lock-Up Agreement shall lapse and become null and void upon the earliest to occur of: (i) the Public Offering Date shall not have occurred on or before July 28, 2018, (ii) prior to the execution of the Underwriting Agreement by the parties thereto, the Company notifies the Underwriter in writing that it does not intend to proceed with the Offering, (iii) the Underwriting Agreement (other than the provisions thereof which survive termination) shall terminate or be terminated prior to payment for and delivery of the Shares to be sold thereunder, and (iv) the withdrawal of the Registration Statement related to the Offering.

The undersigned understands that the Company, the Selling Stockholders and the Underwriter are relying upon this Lock-Up Agreement in proceeding toward consummation of the Offering. The undersigned further understands that this Lock-Up Agreement is irrevocable and shall be binding upon the undersigned’s heirs, legal representatives, successors, and assigns.

This Lock-Up Agreement shall be governed by and construed in accordance with the laws of the State of New York without regard to principles of conflict of laws that would result in the application of any law other than the laws of the State of New York.

Very truly yours,

Name

Authorized Signature

Title